Exhibit 99.1

FOR IMMEDIATE RELEASE

EXELON NAMES SENIOR LEADERSHIP TEAM

FOR MERGED EXELON-CONSTELLATION

Chicago, IL and Baltimore, MD (September 9, 2011) – Exelon (NYSE:EXC) today announced the senior executives that will be reporting directly to President and CEO Christopher M. Crane following completion of the Exelon-Constellation merger, anticipated in early 2012.

“I’m pleased to announce a senior leadership team of very qualified individuals who are the best in the energy business. In the coming months, as we continue to work toward the successful completion of Exelon’s merger with Constellation and create the nation’s leading competitive energy provider, this team will be integrally involved with the integration planning process and in helping shape the ultimate design of the new company,” said Crane.

Additional members of his Executive Committee and other senior leadership positions are expected to be identified by the end of 2011.

Upon completion of the merger:

Denis P. O’Brien, currently executive vice president of Exelon and president and CEO of PECO, will become senior executive vice president of Exelon Corporation and CEO of Exelon Utilities, with responsibility for sharing best practices and providing oversight to the combined company’s utility businesses. Reporting to O’Brien will be the three utility senior executives: Craig Adams, currently senior vice president and COO of PECO, who will become CEO of that business; Ken DeFontes, CEO of BGE; and Anne Pramaggiore, currently president and COO of ComEd, who will become CEO of that business. As announced previously, Frank M. Clark, currently chairman and CEO of ComEd, plans to retire upon closing of the merger.

William A. Von Hoene, Jr., currently executive vice president, Finance & Legal, will become senior executive vice president and chief strategy officer for the combined company, with responsibility for corporate development, corporate strategy, legal, regulatory, government affairs, investments and communications.

Ruth Ann M. Gillis will remain executive vice president, Exelon Corporation, president of the Exelon Business Services Company and chief administrative and diversity officer for the combined company. Gillis will continue to lead the combined company’s commercial operations, human resources, information technology and supply practice areas.

Matthew F. Hilzinger, currently senior vice president and CFO for Exelon, will become executive vice president and chief integration officer for Exelon Corporation. Hilzinger will be the lead executive for all integration activities following the closing of the Exelon-Constellation merger.

Jonathan W. “Jack” Thayer, currently chief financial officer for Constellation Energy, will become executive vice president and CFO of the combined company, with responsibility for Exelon’s accounting, risk, financial planning & analysis, tax, treasury, investor relations and audit functions.

Crane will retain his title as president of Exelon Generation. Reporting to him in that organization will be the following leaders:

Kenneth W. Cornew, currently senior vice president of Exelon and president of Exelon Power Team, will become executive vice president and chief commercial officer of Exelon and president and CEO of Constellation upon the closing of the Exelon-Constellation merger, leading the competitive retail and commodities businesses. Kathleen W. Hyle, senior vice president of Constellation Energy, will continue to oversee the company’s commercial businesses through the closing of the merger and will work closely with Cornew on integration activities. Hyle is in discussions about a potential senior role within Exelon following the transaction.

Charles R. “Chip” Pardee, currently COO of Exelon Generation, will retain that title, leading the operations of the Exelon Nuclear and Exelon Power business units. Following the merger, Constellation’s non-nuclear generating units will become part of Exelon Power.

Full biographical information on Crane, O’Brien, Pramaggiore, Von Hoene, Gillis, Hilzinger, Cornew and Pardee is available on Exelon’s corporate website (www.exeloncorp.com). Thayer’s and DeFontes’ bios are available at Constellation’s website (www.constellation.com).

About Exelon Corporation

Exelon Corporation is one of the nation’s largest electric utilities with more than $18 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in northern Illinois and southeastern Pennsylvania and natural gas to approximately 490,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC. Learn more online: www.exeloncorp.com.

About Constellation Energy

Constellation Energy (www.constellation.com) (NYSE: CEG) is a leading competitive supplier of power, natural gas and energy products and services for homes and businesses across the continental United States. It owns a diversified fleet of generating units, totaling approximately 12,000 megawatts of generating capacity, and is a leading advocate for clean, environmentally sustainable energy sources, such as solar power and nuclear energy. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland. A FORTUNE 500 company headquartered in Baltimore, Constellation Energy had revenues of $14.3 billion in 2010.

For the latest information about the Exelon-Constellation merger, visit the merger website: www.exelonconstellationmerger.com

Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger of Exelon Corporation (Exelon) and Constellation Energy Group, Inc. (Constellation), integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon and Constellation, as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication regarding the proposed merger. For example, (1) the companies may be unable to obtain shareholder approvals required for the merger; (2) the companies may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or result in the imposition of conditions that could have a material adverse effect on the combined company or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of Exelon or Constellation could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (10) the companies may not realize the values expected to be obtained for properties expected or required to be divested; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (12) the companies may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Exelon, Constellation or the combined company. Discussions of some of these other important factors and assumptions are contained in Exelon’s and Constellation’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2010 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; (3) Constellation’s 2010 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 12; and (4) Constellation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 in (a) Part II, Other Information, ITEM 1A. Risk Factors and ITEM 5. Other Information, (b) Part I, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Notes to Consolidated Financial Statements, Commitments and Contingencies. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the preliminary joint proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 that Exelon filed with the SEC on August 17, 2011 in connection with the proposed merger. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor Constellation undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication.

Additional Information and Where to Find it

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. On August 17, 2011, Exelon filed with the SEC Amendment No. 1 to its Registration Statement on Form S-4 that included a preliminary joint proxy statement/prospectus and other relevant documents to be mailed by Exelon and Constellation to their respective security holders in connection with the proposed merger of Exelon and Constellation. These materials are not yet final and may be amended. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION about Exelon, Constellation and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the preliminary joint proxy statement/prospectus and definitive joint proxy statement/prospectus (when it becomes available) may be obtained free of charge from Exelon Corporation, Investor Relations, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398, or from Constellation Energy Group, Inc., Investor Relations, 100 Constellation Way, Suite 600C, Baltimore, MD 21202. Investors and security holders may also read and copy any reports, statements and other information filed by Exelon, or Constellation, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Exelon, Constellation, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC by Exelon on March 24, 2011 in connection with its 2011 annual meeting of shareholders, and information regarding Constellation’s directors and executive officers is available in its proxy statement filed with the SEC by Constellation on April 15, 2011 in connection with its 2011 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary joint proxy statement/prospectus and will be contained in the definitive joint proxy statement/prospectus.

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Media Contacts:	Exelon	Constellation
	Judy Rader 312-394-7417	Lawrence McDonnell 410-470-7433

Investor Contacts:	Exelon	Constellation
	Stacie Frank 312-394-3094	Sandra Brummitt 410-470-6440